AMENDED ADMINISTRATION AGREEMENT

         THIS AGREEMENT IS MADE AS OF THIS 1ST day of September 1999 (the "Effective Date"), by and between The Pillar Funds (the "Trust"), a Massachusetts business trust, and SEI Investments Mutual Fund Services (the "Administrator"), a Delaware corporation.

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide shareholder servicing, management and administrative services to the Trust's U.S. Treasury Securities Money Market, Prime Obligation Money Market, Tax-Exempt Money Market, Fixed Income, New Jersey Municipal Securities, Intermediate-Term Government Securities, Equity Growth, Equity Income, Equity Value, Balanced, Mid Cap, U.S. Treasury Securities Plus Money Market, Pennsylvania Municipal Securities, International Equity, Institutional Select Money Market, Equity Index and High Yield Bond Funds and such other portfolios as the Trust and the Administrator may agree on (the "Portfolios"), on the terms and conditions hereinafter set forth;

         WHEREAS, the parties intend that this Agreement will supercede in its entirety the Administration Agreement between the parties dated February 28, 1992, as amended from time to time (the "Original Agreement").

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

         ARTICLE 1. RETENTION OF THE ADMINISTRATOR. The Trust hereby retains the Administrator to act as the Administrator of the Portfolios and to furnish the Portfolios with the shareholder servicing, management and administrative services as set forth below. The Administrator hereby accepts such employment to perform the duties set forth below.

         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

         ARTICLE 2. ADMINISTRATIVE SERVICES. The Administrator shall perform or supervise the performance by others of administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with transfer agents, shareholder servicing agents, custodians, depositories, accountants, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operation. The Administrator shall provide the Trustees of the Trust with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance or compliance by any investment adviser or sub-adviser of its responsibilities.

         The Administrator shall provide the Trust with regulatory reporting (including blue sky filings), in-house legal services, perform compliance testing and monitor compliance (on a secondary basis only) and provide advice to the investment adviser or sub-adviser on developing compliance procedures, fund accounting and related portfolio accounting services (including recordkeeping), all necessary office space, equipment (including back-up facilities in the event of equipment or systems failure), personnel compensation and facilities (including facilities for Shareholders' and Trustees' meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement.

         The Administrator shall make reports to the Trust's Trustees concerning the performance of its obligations hereunder; furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust and the Administrator shall determine desirable; and shall provide the Portfolios' Shareholders with the reports described in the Trust's current prospectus.

         The Administrator shall calculate the daily net asset value and per share offering price of the Portfolios in accordance with the procedures prescribed in the Trust's Registration Statement and such other procedures as may be established by the Trustees of the Trust.

         Also, the Administrator will perform other services for the Trust, including, but not limited to, preparation and mailing of appropriate federal and state tax forms and returns to the Internal Revenue Service, state agencies, and Shareholders; calculation of or furnishing information to calculate dividends and capital gains distributions in conformity with Subchapter M of the Internal Revenue Code; reviewing submitted sales materials and advertising for NASD compliance purposes; furnishing information for and mailing the annual and semi-annual reports of the Trust, Rule 24f-2 notices and Form N-SARs; furnishing the Trust with such reports regarding the sale and redemption of Shares as may be required in order to comply with federal and state SECURITIES LAW; PREPARING LISTS OF INSTITUTIONAL SHAREHOLDERS and mailing notices of Shareholders' meetings, proxies and proxy statements to institutional Shareholders, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

         ARTICLE 3.  ALLOCATION OF CHARGES AND EXPENSES.

        (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

        (B) THE TRUST. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for outside legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Trust Shares, the costs of custodial services, the cost of initial and ongoing registration of the Trust's Shares under federal and state securities laws, pricing services, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator or any affiliated corporation, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, all fees and charges of investment advisers to the Trust. In addition, the Trust will bear distribution expenses in accordance with the Trust's Distribution Plans.

ARTICLE 4.  COMPENSATION OF THE ADMINISTRATOR.

         (A) ADMINISTRATION FEE. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay to the Administrator compensation at an annual rate specified in the schedules which are attached hereto and made a part of this Agreement ("Schedules"). Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly.

                  If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) COMPENSATION FROM TRANSACTIONS. The Trust hereby authorizes any entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T) (a) (2) (iv).

         (C) SURVIVAL OF COMPENSATION RIGHTS. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include directors, officers, employees and other corporate agents of the Administrator as well as that corporation itself).

         So long as the Administrator acts in good faith and with due diligence and without gross negligence, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said administration and management relationships to the Trust or any other service rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

         The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons.

         Nor shall the Administrator be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Trust.

         ARTICLE 6. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests so long as its services hereunder are not hindered thereby. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or may become interested in the Administrator, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator and its counsel are or may be or may become similarly interested in the Trust, and that the Administrator may be or may become interested in the Trust as a Shareholder or otherwise.

         ARTICLE 7. ANNUAL REVIEW. The Trustees shall review annually the activities of the Administrator under this Agreement.

         ARTICLE 8. DURATION OF THIS AGREEMENT. This Agreement shall remain in effect for five years after the Effective Date (the "Initial Period"). This Agreement shall then continue for up to two renewal periods of two years each (a "Renewal Period") unless either party notifies the other party in writing at least 90 days prior to the end of the Initial Term or the then current Renewal Period of its intention to terminate the Agreement as of the end of the Initial Period or the then current Renewal Period.


         In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach. In the event such breach is not remedied during such 45 day period, the non-breaching party may then terminate this Agreement immediately.

         This Agreement shall not be assignable by either party without the written consent of the other party, and neither party will delegate its responsibilities to any other person without the written approval of the other party.

         ARTICLE 9. AMENDMENTS. This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Trustees meeting called for the purpose of voting on such approval.

         ARTICLE 10. YEAR 2000 COMPLIANT. The Administrator warrants that all software code owned or under control by it, used in the performance of its obligations hereunder will be Year 2000 Compliant. For purposes of this paragraph, "Year 2000 Compliant" means that the software will continue to operate beyond December 31, 1999 without creating any logical or mathematical inconsistencies concerning any date after December 31, 1999 and without decreasing the functionality of the system applicable to dates prior to January 1, 2000 including,
but  not  limited  to,  making   changes  to  (a)  date  and  data century
recognition;   (b)  calculations   which  accommodate  same-  and multi-century
formulas and date values; and (c) input/output of date values which reflect century dates. All changes described in this paragraph will be made at no additional cost to the Trust.


         ARTICLE 11. TRUSTEES' LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Trust individually, but binding only upon the assets and property of the Trust.

         ARTICLE 12. CERTAIN RECORDS AND CONFIDENTIALITY. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

          The Administrator agrees on behalf of itself and its directors, officers, employees, and agents to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential Shareholders of the Trust (and clients of said Shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.


         ARTICLE 13. DEFINITIONS OF CERTAIN TERMS. The terms "interested person", "affiliated person", and "assignment" when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 14. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 530 East Swedesford Road, Wayne, PA, with a copy to Summit Bank, 210 Main Street, Hackensack, NJ, attention: Richard E. Mansfield, and if to the Administrator at 530 East Swedesford Road, Wayne, PA.

         ARTICLE 15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 16. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 17. TERMINATION OF ORIGINAL AGREEMENT. This Agreement supercedes the Original Agreement in its entirety and as of the Effective Date the Original Agreement is terminated and without further legal effect; provided, however, the provisions of the Original Agreement that expressly provide that they survive a termination of the Original Agreement shall so survive such termination.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                            THE PILLAR FUNDS

                                            By: Lynda J. Striegel

                                            Title: VP & Asst Secy

                                            SEI INVESTMENTS MUTUAL FUND SERVICES

                                            By:  MA Samuels

                                            Title: SVP